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                                                                   EXHIBIT 10(d)

                      FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 14, 1995 (herein called this "Amendment"), is entered into by and among Alexander Energy Corporation, an Oklahoma corporation (herein called the "Borrower"),the various financial institutions as are or may become parties hereto (herein collectively called the "Lenders"), and Canadian Imperial Bank of Commerce, acting through its New York Agency as agent (in such capacity, including its successors in such capacity, the "Agent") for the Lenders. Terms defined in the Credit Agreement (as hereinafter defined) are used herein with the same meanings as given them therein, unless the context otherwise requires.

                             W I T N E S S E T H :

                 WHEREAS, the Borrower, the Lenders and the Agent have heretofore entered into a certain Credit Agreement, dated as of November 14, 1994 (such agreement herein called the "Credit Agreement"); and

         WHEREAS, the Borrower and the Lenders now desire to amend the Credit Agreement in certain respects, as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders and the Agent hereby agree as follows:

         SECTION 1. Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows;

         (a) The definition of "Capital Expenditures" is amended and restated to read as follows:

                 "Capital Expenditures" means, for any period, the sum of

                 (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, but excluding any capitalized general and administrative expenses and capitalized interest for such period; and

                 (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         (b) The definition of "Interest Period" in Section 1.1 of the Credit Agreement is hereby amended by deleting the date





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"March 1, 1995" from each of clauses (a) and (e) of such definition and inserting in lieu thereof in each case the date "October 3, 1995."

         SECTION 2. Amendment Of Section 2.7. Section 2.7 of the Credit Agreement is hereby amended by adding the following paragraph thereto:

                          "The Borrower shall have the right to request a
                 redetermination of the Borrowing Base by the Agent and the Required Lenders (or in the case of an increase in the Borrowing Base, all the Lenders) as of any time designated by the Borrower but no more than one time during the period from the Effective Date to the Stated Maturity Date. Such request for a redetermination of the Borrowing Base shall be made to the Agent in writing and shall specify the date as of which such redetermination is to be made (which date shall be no more than 90 days before the delivery of such request) and shall be accompanied by payment in full of the redetermination fee as set forth in Section 3.3.3. Such redetermination shall be based on the latest reports delivered pursuant to Section
                 2.6 and/or upon other information in form and substance acceptable to the Lenders actually delivered to the Agent and the Lenders prior to or concurrently with such request; provided, however, that the Borrower shall also deliver to the Agent and the Lenders, and the Agent and the Lenders shall base their redetermination of the Borrowing Base on, any updated engineering, production and operating data and other information with respect to the Borrowing Base Properties as any Lender or the Agent may reasonably request. Any discretionary redetermination of the Borrowing Base pursuant to this Section 2.7 shall be made by the Agent and the Lenders within 30 days of receipt of such request and of any information requested by the Agent and any Lender, in the same manner and in accordance with the procedures and standards set forth in Section 2.6."

         SECTION 3. Addition to Section 3.3.3. Section 3.3 of the Credit Agreement is hereby amended by adding thereto the following Section 3.3.3:

                          "SECTION 3.3.3.  Redetermination Fee.  As a condition
                 to the redetermination of the Borrowing Base requested by the Borrower pursuant to the





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                 second paragraph of Section 2.7, the Borrower agrees to pay to the Agent for its own account, the redetermination fee set forth in the Fee Letter."

         SECTION 4. Amendment of Section 7.2.4. Section 7.2.4 of the Credit Agreement is hereby amended as follows:

         (a) clause (b) of Section 7.2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                 "(b) Its Interest Expense Coverage Ratio for the last day of the Fiscal Quarters shown below to be less than the ratio set forth opposite such Fiscal Quarter below:

         Fiscal Quarters Ending:                            Ratio
         ----------------------                             -----

         June 30, 1995 through
           December 31, 1995                                3.0 to 1.0

         March 31, 1996 and June 30, 1996                   3.5 to 1.0

         September 30, 1996 and thereafter                  4.0 to 1.0"

         (b) Clause (c) of Section 7.2.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                 "(c) Its Current Ratio for any Fiscal Quarter as of the last day of such Fiscal Quarter to be less than the ratio set forth opposite such Fiscal quarter below:

         Fiscal Quarters Ending:                            Ratio
         ----------------------                             -----

         December 31, 1994 through
           March 31, 1995                                   1.0 to 1.0

         June 30, 1995                                      .85 to 1.0

         September 30, 1995 and
           thereafter                                       1.0 to 1.01"

         SECTION 5. Waiver. Each of the Lenders hereby waives any Default or Event of Default existing solely as a result of Borrower's failure to comply with the provisions of Section 7.2.4 (b) with respect to the Interest Expense Coverage Ratio during the Fiscal Quarter ending March 31, 1995; provided that, nothing herein shall be construed to be a waiver of any Default or Event of Default with respect to such provisions continuing after such date or any other Default or Event of





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Default. Nothing herein shall be construed Lo waive any other provision of the
Credit Agreement or to require any similar or dissimilar waiver to be granted hereafter.

         SECTION 6. Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement (except to the extent such representations and warranties
(i) relate solely to an earlier date, (ii) relate to properties and assets, including Oil and Gas Properties, any Obligor has sold, transferred, abandoned, released or otherwise disposed of after the Effective Date of the Credit Agreement, with the Lenders' consent or in the ordinary course of such Obligor's business or (iii) have been made inaccurate because of the merger of any Obligor into the Borrower) and additionally represents and warrants as follows:

                 (a) The execution, delivery and performance of this Amendment by the Borrower are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any contractual restriction, law or governmental regulation or court decree or order binding on the Borrower or the Organic Documents of the Borrower, or result in, or require the creation or imposition of, any Lien on any of the Borrower's properties;

                 (b) This Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms subject to the application of equitable principles and subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar statutes, judicial decisions or rules of law affecting creditors rights generally; and

                 (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

         SECTION 7. Conditions Precedent; Effectiveness. The effectiveness of this Amendment is conditioned upon receipt by the Agent of (i) counterparts hereof executed by the Borrower and each of the Lenders, (ii) a letter agreement amending the Fee Letter in form and substance satisfactory to the Agent duly executed by the Borrower, (iii) a certificate of a Secretary or Assistant Secretary





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of the Borrower in form and substance satisfactory to the Agent as to (A)
resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment, (B) its Articles of incorporation and By-laws and (C) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment; and (iv) such other documents and certificates, if any, as the Agent shall reasonably require.

         SECTION 8. Effect of Amendment. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

         SECTION 9. Choice of Law; Severability. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         SECTION 10. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

         SECTION 11. Binding Effect. This Amendment shall be binding upon the Borrower, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         SECTION 12. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

         THIS WRITTEN AMENDMENT TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

         THERE ARE NO WRITTEN ORAL AGREEMENTS AMONG THE PARTIES.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
         Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written, to be effective as of such date.




                                           ALEXANDER ENERGY CORPORATION


                                           By: /S/ DAVID E. GROSE
                                              --------------------------------
                                              Title: Vice President.
                                                    --------------------------


                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           acting through its New York Agency,
                                           as Agent


                                           By: /s/ MARYBETH ROSS
                                              --------------------------------
                                              Title: AUTHORIZED SIGNATORY
                                                    --------------------------

                                           LENDER

                                           CIBC INC.

                                           By: /s/ MARYBETH ROSS
                                              --------------------------------
                                              Title: AUTHORIZED SIGNATORY
                                                    --------------------------





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                                 July 14, 1995

Canadian Imperial Bank of Commerce
  acting through its New York Agency
425 Lexington Avenue
New York, New York 10017

         Re:  Fee Letter

Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of November 14, 1994 by and among Alexander Energy Corporation (the "Borrower"), certain financial institutions therein listed (together with their successors and assigns, the "Lenders") and Canadian Imperial Bank of Commerce, acting through its New York Agency, ("you") as Agent for the Lenders (in such capacity together with its successors in such capacity, the "Agent"), as amended by that certain First Amendment to Credit Agreement dated as of July 14, 1995 (such agreement, as so amended and. as it may be further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement"). Reference is also made to that certain letter agreement dated November 14, 1994 (the "Existing Fee Letter") among the Agent, the Borrower, Bradmar Petroleum Corporation ("Bradmar"), American Natural Energy Corporation ("ANEC"), and Edwards & Leach Oil Company ("Edwards & Leach"; Bradmar, ANEC and Edwards & Leach each herein called an "Obligor" and collectively the "Obligors"), The Borrower is the successor by merger of each of the Obligors into Borrower pursuant to (i) an Agreement and Plan of Merger executed June
30, 1995, by the Borrower and each of the Obligors, (ii) a Certificate of Ownership and Merger filed June 30, 1995, at the office of the Secretary of State of Oklahoma, as respects each Obligor, and (iii) a Certificate of Ownership and Merger filed on June 30, 1995, at the office of the Secretary of State of Delaware, as respects Edwards & Leach. Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Loan Agreement.

         The Borrower hereby agrees that if the Borrower shall request a redetermination of the Borrowing Base pursuant to the second paragraph of
Section 2.7 of the Loan Agreement, it shall pay to the Agent for its own account, a non-refundable fee in the aggregate amount of Five Thousand United States Dollars ($5,000) payable in immediately available funds without set-off or counterclaim at the account designated by the Agent pursuant to Section 4.7 of the Loan Agreement as a condition precedent to such redetermination.

         Such fee is in addition to and not in limitation or satisfaction of any other fees payable under the Loan Agreement or the Existing Fee Letter, including without limitation the fees described in Section 3.3.2 of the Loan Agreement, the commitment fees payable under the Loan Agreement, customary fees payable with respect to other agencies or financial services provided by the Agent or any Lender to any of the undersigned (including but not limited to fees for holding deposits, serving as collateral agent or servicing accounts), or the reimbursement of
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Canadian Imperial Bank of Commerce
   acting through its New York Agency
July 14, 1995
Page 2

other fees and expenses (including reasonable legal fees and expenses of the Agent or any Lender) under the Loan Agreement or any other Loan Document.

         This letter agreement supplemented and amends the Existing Fee Letter, and the Existing Fee Letter, as supplemented and =ended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Fee Letter in the Loan Agreement Including in Sections 3.3.2 and 3.3.3 thereof) or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Fee Letter, as supplemented and amended hereby.

         This letter agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Borrower and the Agent. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

   Please indicate your agreement with the above provisions by singing below.


                                       Very truly yours,


                                       Borrower

                                       ALEXANDER ENERGY CORPORATION


                                       By: /s/ DAVID E. GROSE
                                          -------------------------
                                       Name: David E. Grose
                                            -----------------------
                                       Title: Vice President
                                             ----------------------

                                       Agreed and Consented to By:

                                       CANADIAN IMPERIAL BANK OF COMMERCE acting through its New York Agency


                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------